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                                                                     EXHIBIT 5.1

                               September 22, 2003

Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902

Dear Sirs:

         As Vice President, General Counsel and Secretary of Crane Co., a Delaware corporation (the "Company"), I have examined and am familiar with the Certificate of Incorporation and By-laws of the Company, each as amended to date. I am also familiar with the corporate proceedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $300,000,000 aggregate initial offering price of its debt securities (the "Debt Securities"). In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary or appropriate for the purpose of rendering this opinion.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that, when the Debt Securities have been duly authorized by appropriate corporate action and executed, authenticated, issued and delivered against payment therefor as provided for in the applicable definitive purchase, underwriting or similar agreement and otherwise in accordance with the provisions of the indenture under which such Debt Securities will be issued, such Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, moratorium, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         Pursuant to the requirements of the Securities Act, I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, including any amendments thereto, and further consent to the reference to my name under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Augustus I. duPont
                                        -----------------------------------
                                        Augustus I. duPont
                                        Vice President, General Counsel and
                                              Secretary